                                 SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12


                                FutureLink Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                FUTURELINK CORP.
                              2 SOUTH POINTE DRIVE
                         LAKE FOREST, CALIFORNIA 92630
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     We cordially invite you to attend our 2001 Annual Meeting of Stockholders. The Annual Meeting will be held at 11:00 A.M., California time, on Friday, June 8, 2001, at The Westin South Coast Plaza, located at 686 Anton Blvd., Costa Mesa, California 92626, for the following purposes:

          1. To elect eight directors to the Board of Directors to hold office for a term of one year and until their respective successors are elected and qualified.

          2. To approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of the Company's common stock, whereby each seven shares of common stock would be combined, converted and changed into one share of common stock.

          3. To consider a proposal to ratify the Company's appointment of Ernst & Young LLP as the Company's independent auditors.

          4. To transact such other business as may properly come before this Annual Meeting or any adjournment thereof.

     The Board of Directors has nominated Harold S. Blue, F. Bryson Farrill, Marshall S. Geller, Glen C. Holmes, Philip R. Ladouceur, James P. McNiel, Gerald
A. Poch and Howard E. Taylor as the nominees for election to the Board of Directors.

     The Board of Directors has fixed the close of business on April 20, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting.

     YOU ARE CORDIALLY INVITED TO BE PRESENT AND TO VOTE AT THIS ANNUAL MEETING IN PERSON. HOWEVER, YOU ARE ALSO REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID AND ADDRESSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND. IN THE EVENT YOU HAVE RETURNED A SIGNED PROXY, BUT ELECT TO ATTEND THIS ANNUAL MEETING AND VOTE IN PERSON, YOU WILL BE ENTITLED TO VOTE.

                                          By Order of the Board of Directors,

                                          /s/ JEFFREY S. MARKS
                                          --------------------------------------
                                          Jeffrey S. Marks
                                          Assistant Secretary

Lake Forest, California
April 30, 2001

                                FUTURELINK CORP.
                              2 SOUTH POINTE DRIVE
                         LAKE FOREST, CALIFORNIA 92630
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The Board of Directors of FutureLink Corp. (the "Company") is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Friday, June 8, 2001, at The Westin South Coast Plaza, located at 686 Anton Blvd., Costa Mesa, California, at 11:00 A.M., California time, and at any adjournments thereof (the "Annual Meeting" or the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is May 8, 2001.

                               VOTING INFORMATION
WHO MAY VOTE

     The Board of Directors of the Company (the "Board of Directors" or the "Board") has fixed the close of business on April 20, 2001, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the "Record Date"). The outstanding stock of the Company consists of its common stock, par value $0.0001 per share ("Common Stock") and its Series A Preferred Stock, no par value (the "Series A Preferred Stock"). At the Record Date, 68,874,848 shares of Common Stock and 1,428,571 shares of Series A Preferred Stock were outstanding. The Series A Preferred Stock will vote together with the Common Stock at the Annual Meeting. Each holder of Common Stock will be entitled to one vote for each share of Common Stock held by such stockholder, and each holder of Series A Preferred Stock shall be entitled to the number of votes equal to the whole number of shares of Common Stock into which the Series A Preferred Stock held by such stockholder is convertible. With respect to the election of directors only (Proposal 1), stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees.

REVOCABILITY OF PROXY

     You may revoke your proxy prior to its exercise. You may do this by (a) delivering to the Assistant Secretary of the Company, Jeffrey S. Marks, at or prior to the Annual Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked or
(b) voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke your proxy.

HOW YOUR SHARES WILL BE VOTED

     All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted "FOR": (a) election of each of the Board's nominees for Directors; (b) approval of an amendment to our Certificate of Incorporation to effect a one-for-seven reverse stock split; and
(c) ratification of the appointment of Ernst & Young LLP as the Company's independent auditors. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

VOTING, QUORUM AND BROKER NON-VOTES

     Shares of Common Stock and Series A Preferred Stock will be counted as present at the Annual Meeting if the stockholder is present and votes in person at the Meeting or has properly submitted a proxy card. Stockholders holding at least one-third of the Company's outstanding shares entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The eight nominees receiving the highest number of votes "FOR" a director will be elected as directors. This number is called a plurality.

     The affirmative vote of the holders of a majority of the voting power of the shares of Common Stock and Series A Preferred Stock outstanding and entitled to vote is necessary to approve the reverse stock split. As a result, abstentions and broker non-votes will have the same effect as negative votes.

     The affirmative vote of a majority of the voting power of the shares of Common Stock and Series A Preferred Stock present in person or by proxy at the Annual Meeting and entitled to vote on each proposal (other than the election of directors and the proposed reverse stock split) is required for the adoption of each such proposal.

     Abstentions will be counted as votes against any of the proposals as to which a stockholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of Common Stock or Series A Preferred Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

EXPENSES AND METHOD OF SOLICITATION

     The expenses of soliciting proxies for the Annual Meeting will be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities.

NOMINATIONS FOR DIRECTORS FOR ANNUAL MEETING

     The Bylaws of the Company (the "Bylaws") set forth certain procedures relating to the nomination of directors (the "Nomination Bylaw") and no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Under the terms of the Nomination Bylaw, to be timely for the Annual Meeting, a stockholder's notice must have been delivered to or mailed and received at the principal executive offices of the Company not later than April 25, 2001. The presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the Meeting and the defective nomination will be disregarded. Notwithstanding the provisions of the Nomination Bylaw, a stockholder also must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the Nomination Bylaw. For information related to application of the Nomination Bylaw for the 2002 Annual Meeting, see the discussion in this Proxy Statement under the caption "Submission of Stockholder Proposals and Director Nominations for the 2002 Annual Meeting."

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy card for the Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "SEC") was February 13, 2001.

     The Bylaws set forth certain procedures relating to the procedures for properly bringing business before an annual meeting of the stockholders (the "Stockholder Proposal Bylaw"). Under the terms of the Stockholder Proposal Bylaw, to be timely for Annual Meeting, a stockholder must have delivered a notice regarding a proposal to the principal executive offices of the Company by no later than April 25, 2001. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Stockholder Proposal Bylaw, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For information related to the application of the Stockholder Proposal Bylaw for the 2002 Annual Meeting, see the discussion in this Proxy Statement under the caption "Submission of Stockholder Proposals and Director Nominations for the 2002 Annual Meeting."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE

     The following table contains certain information as of the Record Date regarding all persons who were the beneficial owners of more than 5% of the outstanding shares of Common Stock, each of the directors of the Company, each nominee for election to become a director, each of the executive officers named in the Summary Compensation Table set forth herein under the caption "Compensation of Executive Officers" (we refer to all these officers as the "Named Executive Officers") and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the SEC, or based upon the actual knowledge of the Company.

                                                           AMOUNT AND NATURE
                                                       OF BENEFICIAL OWNERSHIP(1)
                                                       --------------------------
                                                        NUMBER OF
                                                         SHARES        RIGHT TO        PERCENT OF
                  NAME AND ADDRESS                      OWNED(2)      ACQUIRE(3)     CLASS(1)(2)(3)
                  ----------------                     -----------    -----------    --------------
COMMON STOCK
Principal Stockholders:
The Holmes Trust(4)(5)...............................   8,400,000             --          12.2%
Glen C. Holmes(4)(5)(6)..............................   8,400,000        100,000          12.3%
Pequot Capital Management, Inc.(7)...................   9,806,480     14,056,073          28.8%
James P. McNiel(7)(8)................................   9,806,480     14,106,073          28.9%
Gerald A. Poch(7)(9).................................   9,806,480     14,106,073          28.9%
Director Nominees:
Harold S. Blue(10)...................................   2,475,841        120,847           3.8%
F. Bryson Farrill(11)................................          --         87,500             *
Marshall S. Geller(12)...............................     165,147             --             *
Glen C. Holmes(4)(5)(6)..............................   8,400,000        100,000          12.3%
Philip R. Ladouceur(11)(13)(14)......................      48,000      1,164,583           1.7%
James P. McNiel(7)(8)................................   9,806,480     14,106,073          28.9%
Gerald A. Poch(7)(9).................................   9,806,480     14,106,073          28.9%
Howard E. Taylor(14).................................          --        500,000             *
Named Executive Officers:
Philip R. Ladouceur(11)(13)(14)......................      48,000      1,164,583           1.7%
Richard M. White(14).................................       1,700        129,750             *
Roger Gallego(14)....................................          --             --            --
William Botti(14)(15)................................     997,753             --           1.5%
James A. Smith, Jr.(14) .............................          --             --            --
Glen C. Holmes(4)(5)(6)..............................   8,400,000        100,000          12.3%
Raghu N. Kilambi(16).................................     220,563             --             *
All directors and executive officer as a group (17
  persons)...........................................  22,978,234     16,946,154          46.5%
SERIES A PREFERRED STOCK
Microsoft Corporation(17)............................   1,428,571      1,142,857           100%

---------------
  *  Less than one percent.

 (1) Subject to applicable community property and similar statutes.

 (2) Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.

 (3) Shares that can be acquired through stock option exercises through June 19, 2001. These shares are referred to herein as "Stock Option Shares."

 (4) The business address of Glen C. Holmes, the trustee of The Holmes Trust, is 2 South Pointe Drive, Lake Forest, California 92630.

 (5) On May 26, 2000, The Holmes Trust granted to us an option to purchase up to 600,000 shares of our Common Stock held by it at a purchase price of $5.50 per share (the fair market value on the date of the grant). On the same date, The Holmes Trust granted two of our employees options to purchase 2,400,000 shares of our Common Stock at a purchase price of $5.50 per share. The 3,000,000 shares shall continue to be beneficially held by The Holmes Trust until the options are exercised.

 (6) Includes 8,400,000 shares of common stock held by The Holmes Trust as a result of Mr. Holmes' power to control The Holmes Trust.

 (7) Shares beneficially owned by Pequot Capital Management, Inc. represents 9,806,480 shares held of record by Pequot Private Equity Fund II, L.P., Pequot Partners Fund, L.P., Pequot International Fund, Inc., and Pequot Endowment Fund, L.P. and the 458,100 shares issuable upon the exercise of warrants held of record by Pequot Private Equity Fund II, L.P. and Pequot Endowment Fund, L.P. Also includes (a) 11,824,324 shares issuable upon conversion of the senior subordinated convertible notes issuable upon conversion of the $3.5 million of outstanding principal under the secured subordinated convertible promissory note issued to Pequot Private Equity Fund II, L.P. in April 2001 (the "Bridge Note"), and (b) 1,773,649 shares issuable upon exercise of warrants issuable upon conversion of $3.5 million of the outstanding principal under the Bridge Note, based upon the current conversion price under the terms of the Bridge Note of $0.296 per share. The conversion price of the Bridge Note is subject to certain antidilution adjustments, and the number of shares of Common Stock issuable in connection with the Bridge Note could change accordingly. Shares beneficially owned does not include shares of Common Stock issuable upon conversion of the senior subordinated convertible notes issuable upon conversion of the additional $1.5 million to be advanced under Bridge Note after the date of this proxy statement or warrants to purchase shares of Common Stock issuable upon conversion of such additional advance. These funds are managed by Pequot Capital Management, Inc. Pequot Capital Management, Inc. holds voting and dispositive power for all shares held by the Funds and the address of Pequot Capital Management and each of the Funds is 500 Nyala Farm Road, Westport, Connecticut 06880.

 (8) Mr. McNiel is a Principal of Pequot Capital Management, Inc. and may be deemed to beneficially own 9,806,480 shares held of record by the Pequot funds, 458,100 shares issuable upon the exercise of warrants held of record by Pequot Private Equity Fund II, L.P. and Pequot Endowment Fund, L.P., and 50,000 shares that can be acquired through the exercise of stock options through June 19, 2001. In addition, he may be deemed the beneficial owner of the 13,597,973 shares of Common Stock issuable upon ultimate conversion of the Bridge Note. Mr. McNiel disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. The business address of Mr. McNiel is 500 Nyala Farm Road, Westport, Connecticut 06880.

 (9) Mr. Poch is a Managing Director of Pequot Capital Management, Inc. and may be deemed to beneficially own 9,806,480 shares held of record by the Pequot funds, 458,100 shares issuable upon the exercise of warrants held of record by Pequot Private Equity Fund II, L.P. and Pequot Endowment Fund, L.P., and 50,000 shares that he can acquire through the exercise of stock options through June 19, 2001. In addition, he may be deemed the beneficial owner of the 13,597,973 shares of Common Stock issuable upon ultimate conversion of the Bridge Note. Mr. Poch disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. The business address of Mr. Poch is 500 Nyala Farm Road, Westport, Connecticut 06880.

(10) Includes 2,434,554 shares of common stock and 120,847 shares issuable upon the exercise of warrants currently exercisable or exercisable through June 19, 2001 (subject to further anti-dilution adjustments) that Commonwealth Associates, L.P. beneficially holds. Mr. Blue is Executive Vice President of

     Commonwealth Associates, L.P. Mr. Blue disclaims beneficial ownership of the shares and warrants that Commonwealth Associates, L.P. holds. The business address of Mr. Blue is 830 Third Avenue, New York, New York 10022.

(11) The business address of Mr. Farrill is 77 Verplank Avenue, Stamford, Connecticut 06902.

(12) The business address of Mr. Geller is 433 N. Camden Drive, Suite 500, Beverly Hills, California 90210.

(13) Includes 48,000 shares attributable to Mr. Ladouceur as a result of his power to control Mardale Investments Ltd.

(14) The business address of Mssrs. Ladouceur, Taylor, White, Gallego, Botti and Smith is 2 South Pointe Drive, Lake Forest, California 92630.

(15) Consists of shares held by the William R. Botti and Janet M. Botti Living Trust, over which Mr. Botti has control.

(16) The business address of Mr. Kilambi is 286 Briar Hill Avenue, Toronto, Ontario M4R1J2.

(17) None of our directors or executive officers beneficially owns any shares of Preferred Stock. The business address of Microsoft Corporation is One Microsoft Way, Redmond, Washington 98052-6399.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Under the Company's Certificate of Incorporation and Bylaws, eight persons, Harold S. Blue, F. Bryson Farrill, Marshall S. Geller, Glen C. Holmes, Philip R. Ladouceur, James P. McNiel, Gerald A. Poch and Howard E. Taylor, have been nominated by the Board of Directors for election at the Annual Meeting to serve a one year term expiring at the annual meeting in 2002 and until their respective successors are elected and qualified. Directors shall be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such election.

     The Bylaws allow us to have no fewer than three and up to eleven directors. We currently have eight directors, all of whose terms expire at the Annual Meeting. Each of the nominees presently serves as a director and has served continuously as a director of the Company since the date indicated in his biography below. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors.

     UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE FOR THE ELECTION OF THE EIGHT NOMINEES LISTED BELOW. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF HAROLD S. BLUE,
F. BRYSON FARRILL, MARSHALL S. GELLER, GLEN C. HOLMES, PHILIP R. LADOUCEUR, JAMES P. MCNIEL, GERALD A. POCH AND HOWARD E. TAYLOR AS DIRECTORS.

APPOINTMENT OF DIRECTORS

     In an Agency Agreement we entered into with Commonwealth Associates, L.P. on April 14, 1999, we granted Commonwealth Associates, L.P. the right, until May 7, 2001, to appoint one person to serve on our board of directors. Mr. Falk was initially appointed as a director pursuant to this agreement. In April 2001, Mr. Blue succeeded Mr. Falk as Commonwealth's appointed director.

     In a Securities Purchase Agreement we entered into with Pequot Private Equity Fund II, L.P. and other investors on October 15, 1999 relating to a private placement of equity securities, we granted Pequot Private Equity Fund II, L.P. and the other investors in such financing the right to nominate two directors as long as Pequot Private Equity Fund II, L.P. and such investors hold 50% or more of the common stock purchased in the private placement. Pequot Private Equity Fund II, L.P. and these investors will lose the right to nominate two directors if their ownership falls below 50% of the common stock purchased in the private placement. In such instance, Pequot Private Equity Fund II, L.P. and these investors will retain the right to nominate one director as long as they hold 25% or more of the common stock purchased in the private placement. Pequot Private Equity Fund II, L.P. and these investors can transfer these rights to other investors that purchased our common stock from us under the Securities Purchase Agreement of October 15, 1999. Messrs. Poch and McNiel were initially appointed to serve as directors pursuant to this agreement, and have been nominated to satisfy the Company's obligations thereunder.

     In an Investor Rights Agreement we entered into with Microsoft Corporation on July 6, 2000, relating to a private placement of equity securities, we granted Microsoft Corporation the right to have one person designated by it nominated to the Board of Directors as long as Microsoft Corporation and its affiliates hold 50% or more of the preferred stock (or the common stock issued upon conversion of the preferred stock) purchased in the private placement. We also granted Microsoft Corporation the right to appoint a person to attend and speak at the meetings of the Board of Directors as an observer if a nominee of Microsoft Corporation is not serving on the Board of Directors. To date, Microsoft Corporation has not designated any director nominee nor appointed any observer.

INFORMATION ABOUT THE DIRECTOR NOMINEES

     The following table sets forth information regarding the nominees, including age on the date of the Annual Meeting and business experience during the past five years.

                               DIRECTOR
         NAME           AGE     SINCE          PRINCIPAL OCCUPATION AND OTHER INFORMATION
         ----           ---    --------        ------------------------------------------
Harold S. Blue........  40       2001      Mr. Blue has been a director since April 2001.
                                           Since April 2001, he has served as Executive Vice
                                           President of Commonwealth Associates, L.P. and
                                           since September 2000, he has served as the Vice
                                           Chairman of Proxy Med, Inc., a healthcare
                                           information systems company. Between August 1993
                                           and September 2000, he served as the Chairman and
                                           Chief Executive Officer of Proxy Med, Inc. Between
                                           September 1990 and September 1993, Mr. Blue served
                                           as the President and Chief Executive Officer of
                                           Health Services Inc., a physician practice
                                           management company. Mr. Blue is currently a
                                           director of Proxy Med, Inc., Healthwatch Inc.,
                                           MonsterDaata Inc. and eB2B Inc.
F. Bryson Farrill.....  72       1998      Mr. Farrill has been a director since January 1998.
                                           Since April 1989, Mr. Farrill has been a consultant
                                           and advisor to various companies unrelated to us.
                                           Since May 1996, Mr. Farrill has served as a
                                           director of Devine Entertainment, LTD. From January
                                           1978 to March 1989, Mr. Farrill held various
                                           positions with Scotia McLoed and McLoed Young Weir,
                                           including acting as Chairman of Scotia McLoed (USA)
                                           Inc. and McLoed Young Weir Ltd. Since July 1997,
                                           Mr. Farrill has held the position of President and
                                           Chairman of Solar Pharmaceuticals Ltd. Mr. Farrill
                                           is currently a director of Power Technology, Inc.,
                                           Devine Entertainment Inc. and Home Life Inc.
Marshall S. Geller....  61       2000      Mr. Geller has been a director since December 2000.
                                           Since 1995, he has been the Chairman, Chief
                                           Executive Officer and Founding Partner of Geller &
                                           Friend Capital Partners, Inc. and Brighton Venture
                                           Partners, two venture capital firms. From February
                                           1991, to October 1995, Mr. Geller served as Senior
                                           Managing Partner of Golenberg & Geller, Inc., a
                                           merchant banking investment company which he
                                           founded. From April 1988 to December 1990, he was
                                           Vice Chairman of Gruntal & Company, a New York
                                           Stock Exchange investment banking firm. From July
                                           1967 to March 1988, Mr. Geller served as Senior
                                           Managing Director of Bear, Stearns & Co. Inc. Mr.
                                           Geller currently serves as a director of Hexcel
                                           Corp., Concepts Direct, Inc., drkoop.com, Inc.,
                                           ValueVision International, Inc., and Ballantyne of
                                           Omaha, Inc.
Glen C. Holmes........  44       1999      Mr. Holmes has served as a director since September
                                           1999. Mr. Holmes served as our President and Chief
                                           Operating Officer from September 1999 to November
                                           2000. Mr. Holmes is the founder of Micro Visions, a
                                           leading server-based computing integrator, and
                                           served as its Chairman and President from 1987
                                           until our acquisition of Micro Visions in October
                                           1999. Mr. Holmes is the brother-in-law of Roger J.
                                           Gallego, our Senior Vice President -- Strategy and
                                           Corporate Development.
Philip R. Ladouceur...  60       1998      Mr. Ladouceur has served as our Executive Chairman
                                           since June 1, 1999, and as a director since August
                                           1998. Mr. Ladouceur served as our Chief Executive
                                           Officer from August 1999 through November 2000.
                                           From October 1996 to April 1998, Mr. Ladouceur was
                                           President, Chairman and Chief Executive Officer of
                                           MetroNet Communications Corp. and served as
                                           MetroNet's Executive Chairman until its

                               DIRECTOR
         NAME           AGE     SINCE          PRINCIPAL OCCUPATION AND OTHER INFORMATION
         ----           ---    --------        ------------------------------------------
                                           merger with AT&T Canada in June, 1999. From
                                           February 1995 to October 1996, Mr. Ladouceur was
                                           Executive Vice President of Operations at Bell
                                           Canada International Inc. From October 1992 to
                                           February 1995, Mr. Ladouceur was the founding
                                           President and Chief Executive Officer of ISM
                                           Information Systems Management (Alberta) Ltd., a
                                           computer and network management outsourcing company
                                           that IBM Global Services acquired. Mr. Ladouceur
                                           founded, and from June 1990 to October 1992, was
                                           the Managing Director of, HDL Capital Corporation,
                                           a private merchant bank specializing in business
                                           turnarounds, management buyouts and financing for
                                           companies in the telecommunications, technology,
                                           software and retail sectors. From 1986 to 1989, Mr.
                                           Ladouceur was Senior Vice President, Finance, Chief
                                           Financial Officer and a director of Rogers
                                           Communications Inc., one of the largest cable,
                                           cellular and broadcasting companies in North
                                           America. Mr. Ladouceur currently serves as a
                                           director of AT&T Canada, Cell-Loc Inc., DataWire
                                           Corporation and Intellispan, Inc.
James P. McNiel.......  38       1999      Mr. McNiel has been a director since October 1999.
                                           Mr. McNiel has been a principal of Pequot Capital
                                           Management, Inc., an investment funds group since
                                           July 1999. From 1996 to July 1999, Mr. McNiel
                                           served as President of McNiel Ltd. From 1997 to
                                           1998, Mr. McNiel served as an Executive Vice
                                           President and Director for Spike Technologies,
                                           Inc., a semiconductor design consulting company.
                                           From 1996 to 1997, Mr. McNiel served as an
                                           Executive Vice President of USWeb, an internet
                                           professional services company. From 1990 to 1996,
                                           Mr. McNiel founded and served in various positions
                                           at Cheyenne Software, Inc., a provider of software
                                           products for desktops and personal networks,
                                           including serving as Executive Vice President of
                                           Corporate Development from 1992 to 1996.
Gerald A. Poch........  54       1999      Mr. Poch has been a director since October 1999.
                                           Mr. Poch has served as Managing Director and
                                           co-manager of Pequot Capital Management, Inc., an
                                           investment funds group, since August 1998. From
                                           August 1996 to June 1998, Mr. Poch acted as
                                           Chairman, President and Chief Executive Officer of
                                           GE Capital Information Technology Solutions. From
                                           September 1992 to August 1996, he served as
                                           Co-Chairman and Co-President of AmeriData
                                           Technologies, Inc. Mr. Poch is Co-Chairman and
                                           director of MessageMedia, Inc. and serves as a
                                           director of BriteSmile, Inc. and Elastic Networks,
                                           Inc.
Howard E. Taylor......  51       2001      Mr. Taylor has served as our Chief Executive
                                           Officer and President since December 2000 and as a
                                           director since April 2001. From September 2000 to
                                           November 2000, he was a venture operating partner
                                           at Pequot Capital Management, Inc. From June 1999
                                           to September 2000, Mr. Taylor served as Chairman
                                           and Chief Executive Officer of OnSite Access, Inc.,
                                           a building-centric communications company. From
                                           November 1996 to June 1999, he served as President
                                           and Chief Operating Officer of WinStar Broadband
                                           Services, a business unit of WinStar
                                           Communications. From September 1994 to November
                                           1996, Mr. Taylor served as President of the
                                           Customer Business Group of Southern New England
                                           Telephone. Mr. Taylor currently serves as a
                                           director of Cybernostics, Skyonline and Bays
                                           Village of Connecticut.

INFORMATION WITH RESPECT TO OUR EXECUTIVE OFFICERS

     The executive officers of the Company are Philip R. Ladouceur, Howard E. Taylor, Gene L. Froelich, Richard M. White, William R. Botti, Ira Silverman, Roger J. Gallego, Ken Phelan, James A. Smith, Jr., Yuri M. Pasea, and David Fung. Mr. Ladouceur and Mr. Taylor are also directors and their business biographies are referenced above. The business experience of the other executive officers are described below. Executive officers are elected by, and serve at the pleasure of, the Board of Directors.

         NAME           AGE             PRINCIPAL OCCUPATION AND OTHER INFORMATION
         ----           ---             ------------------------------------------
Gene L. Froelich......  60     Mr. Froelich has served as our Chief Financial Officer and
                               Executive Vice President since April 2001. From July 2000 to
                               April 2001, he served as Chief Operating Officer and Chief
                               Financial Officer for WizShop, an online Internet shopping service. Between January 1998 and July 2000, Mr. Froelich
                               provided general management and financial consulting
                               services to various companies primarily in the health care industry. From March 1989 to January 1998, Mr. Froelich
                               served as the Executive Vice President and Chief Financial
                               Officer of Maxicare Health Plans, Inc.
Richard M. White......  56     Mr. White has served as Senior Vice President, Corporate
                               Administration, since April 2001. Between November 2000 and
                               April 2001, he served as our Executive Vice President and
                               Chief Financial Officer. Mr. White also served as our Senior
                               Vice President, Corporate, from August 2000 to November
                               2000, as our Senior Vice President, Administration from May
                               2000 to August 2000, and as our Vice President,
                               Administration from January 2000 to May 2000. From August
                               1997 to January 2000, he served as Vice President
                               Administration -- Telecommunications for AT&T Canada, which was formerly MetroNet Communications Corp. From October 1995 to August 1997, he served as Executive Vice President and
                               Chief Financial Officer for American Louver of Canada. From
                               April 1994 to September 1995, he was a partner of Core Plus
                               International. Mr. White is Chartered Accountant (Canada)
                               and was previously a partner with KPMG.
William R. Botti......  50     Mr. Botti has served as our Senior Vice President,
                               Professional Services West since December 2000. He served as our Senior Vice President, Operations from August 2000 to
                               November 2000, as our Senior Vice President, Application
                               Service Provision from May 2000 to August 2000, and as our
                               Senior Vice President, Server Based-Computing from November
                               1999 to May 2000. Mr. Botti founded CN Networks, Inc. in
                               November 1991, and, until we acquired that company in
                               November 1999, he served as its President and Chief
                               Executive Officer and as a director.
Ira Silverman.........  36     Mr. Silverman has served as our Senior Vice President,
                               Professional Services East, since December 2000. He served as our Regional Director, North East Region form March 2000 to November 2000. Mr. Silverman founded MicroLAN Systems,
                               Inc., a leading server-based computing integrator, and
                               served as its President from April 1991 until we acquired
                               that company in February 2000.
Roger J. Gallego......  32     Mr. Gallego has served as our Senior Vice President,
                               Strategy and Corporate Development since November 2000, as our Senior Vice President, Corporate Development, from
                               August 2000 to November 2000 and served as our Senior Vice
                               President, Strategic Business Unit, from October 1999 to
                               August 2000. From June 1992 to October 1999, he served in a variety of roles with Micro Visions, including Executive
                               Vice President. Mr. Gallego is the brother-in-law of Glen C.
                               Holmes, one of our directors and our former President and
                               Chief Operating Officer.

         NAME           AGE             PRINCIPAL OCCUPATION AND OTHER INFORMATION
         ----           ---             ------------------------------------------
Ken Phelan............  35     Mr. Phelan has served as our Senior Vice President,
                               Technology and Operations since February 2001. He served as our Regional Director, Technology from March 2000 to January
                               2001. Mr. Phelan served as Vice President, Technology, of
                               MicroLAN Systems, Inc., a leading server-based computing
                               integrator, from September 1998 until we acquired that
                               company in February 2000. Between February 1993 and August
                               1998, Mr. Phelan served as the Director, Technical Services for OmniTech Corporate Solutions, Inc.
James A. Smith,         51     Mr. Smith has served as our Senior Vice President,
  Sr. ................         Operations since December 2000. He served as our Senior Vice
                               President, Product Delivery from August 2000 to November
                               2000, and as our Senior Vice President, Operations from
                               February 2000 to August 2000. From May 1998 until joining
                               us, Mr. Smith was the Senior Vice President of Operations
                               for AT&T Canada, which was formerly MetroNet Communications
                               Corp. From October 1996 until May 1998, Mr. Smith was Senior
                               Vice President of West Coast Operations and Senior Vice
                               President of Long Distance Operations for Brooks Fiber
                               Communications Inc. From October 1985 to October 1996, Mr.
                               Smith served as the President of Execuline Inc., a long
                               distance telephone company.
Yuri M. Pasea.........  39     Mr. Pasea has served as President and Managing Director of our European operations since December 1999. From March 1998 to December 1999, he served as Director for KNS Holdings,
                               Limited, and from January 1992 to February 1998, Mr. Pasea served as Associate Director for Kerridge Computer Company.
David Fung............  47     Mr. Fung has served as President and Chief Operating Officer of our Canadian operations since June 2000. Mr. Fung founded
                               Charon System Inc. in August 1991 and, until we acquired the company in June 2000, he served as its President.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                            COMMITTEES OF THE BOARD

     The Board of Directors manages our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee, a Compensation Committee, and an Executive Committee whose functions are briefly described below. The Board has not established a Nominating Committee. The directors are kept informed of our operations at meetings of the Board and its committees through reports and analyses from, and discussions with, management.

     During the fiscal year ended December 31, 2000 (the "Fiscal Year" or "Fiscal 2000"), the Board of Directors met on eight occasions and took action by Unanimous Written Consent on fourteen occasions.

     Audit Committee. The Audit Committee consists of Gerald A. Poch, who serves as Chairman, F. Bryson Farrill and Marshall S. Geller. The Audit Committee has the authority to review our financial reporting and financial statements and to approve quarterly and annual financial statements on behalf of the Board of Directors. The Audit Committee acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the engagement of our auditors, the scope of the annual audits, the reasonableness of fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. The Audit Committee operates under a written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A. With the exception of Gerald A. Poch, each of the members of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. Mr. Poch does not qualify as an independent director under such definition due to his ownership interest and management position in Pequot Capital Management, Inc., an investment funds group that is our largest stockholder and that has the right to nominate two members of our board of directors. The Board of Directors appointed Mr. Poch to the Audit

Committee in accordance with Section 4310(c)(26)(B)(ii) of the NASD's listing standards, which allows for the appointment of one director to the Audit Committee who is not independent. In so doing, the Board determined that Mr. Poch's professional training and experience in private equity and investment banking, and his involvement and understanding of the Company's past acquisitions, give him a valuable perspective on the Company's history and operations and make him uniquely qualified to analyze and understand the financial and accounting issues with which the Company is presented from time to time, and to advise the other Committee members on the accounting and financial reporting functions of the Company. During the Fiscal Year, the Audit Committee met on six occasions.

     Compensation Committee. The Compensation Committee consists of F. Bryson Farrill, who serves as Chairman, James P. McNiel and Marshall S. Geller. The Compensation Committee has the authority to review and approve executive compensation, make recommendations for the appointment of executive officers and to act as the plan administrator of our stock option plan. During the Fiscal Year, the Compensation Committee met on six occasions.

     Executive Committee. The Executive Committee consists of Gerald A. Poch, who serves as Chairman, Philip R. Ladouceur and Glen C. Holmes. The Executive Committee has the authority to approve our daily operational matters and corporate policies and strategy. The Executive Committee is required to approve contractual commitments of funds of $2.0 million or more. During the Fiscal Year, the Executive Committee met on two occasions.

     Each of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the Fiscal Year (held during the period for which he has been a director). Each of the other incumbent directors who were members of a Board Committee, attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board on which he served during the Fiscal Year.

COMPENSATION OF DIRECTORS

     We have granted options to each of the outside directors of the Company upon their election to our Board of Directors. We granted Mr. Blue, Mr. Farrill, Mr. Poch, Mr. McNiel and Mr. Geller options to purchase 100,000 shares of common stock with exercise prices ranging from $0.40 to $8.97 per share. We expect to grant additional options to outside directors upon their joining the Board of Directors for the first time and upon their re-election to the Board. Directors who are employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or any Board Committee.

                        APPROVAL OF REVERSE STOCK SPLIT
                                  (PROPOSAL 2)

INTRODUCTION

     The Company's Board of Directors has approved a proposal to amend our Certificate of Incorporation to effect a one-for-seven reverse stock split of our Common Stock. We are submitting the proposal to you, the stockholders, for approval. The proposed reverse stock split will take effect, if at all, after it is approved by you and after we file a Certificate of Amendment, in the form attached hereto as Appendix B, with the Secretary of State of the State of Delaware. We expect that, if the proposal is approved by you, the Certificate of Amendment will be filed promptly following the Annual Meeting.

PURPOSE OF REVERSE STOCK SPLIT

     The proposed one-for-seven reverse stock split has been approved by the Board of Directors to reduce the number of issued and outstanding shares of the Common Stock in order to increase the trading price of our shares on the Nasdaq National Market. The Board took this action because the Common Stock has failed, for more than 30 consecutive days, to maintain the $1.00 minimum bid price required by Nasdaq Marketplace Rule 4450(a)(5) (the "Rule").

     On March 26, 2001, Nasdaq formally notified the Company of its failure to comply with the Rule. Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(b), Nasdaq has given the Company 90 calendar days, or until June 25, 2001, to regain compliance with the Rule. If the minimum bid price for the Company's Common Stock is at least $1.00 for at least ten consecutive trading days prior to June 25, 2001, the Company will be deemed to have regained compliance with the Rule.

     However, Nasdaq has notified us that if we are unable to demonstrate compliance with the Rule on or before June 25, 2001, the Nasdaq staff will provide the Company with written notification that its securities will be delisted. At that time, we may appeal the Nasdaq staff's decision to a Nasdaq Listing Qualifications Panel (the "Panel"). If the Company does not regain compliance with the Rule before June 25, 2001, the Company intends to request a hearing before the Panel and request a stay of the delisting of the Common Stock pending resolution of the appeal.

     Since the Nasdaq Small Cap Market also has a $1.00 minimum bid requirement, if the Common Stock is delisted from the Nasdaq National Market, trading in the Common Stock, if any, would have to be conducted in the over-the-counter market (also known as the "pink sheet" market). In such an event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

     In addition, if the Common Stock were to become delisted from trading on the Nasdaq National Market and the trading price were to remain below $5.00 per share, trading in the Common Stock may also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in the Common Stock, which could severely limit the market liquidity of the stock and the ability of investors to trade the Common Stock.

     The Board of Directors believes that the proposed one-for-seven reverse stock split, if approved, will result in an increase in the minimum bid price of the Common Stock to above the $1.00 per share minimum bid requirement mandated by the Nasdaq continued listing requirements and help enable the Common Stock to continue to trade on the Nasdaq National Market. However, there can be no assurance that the Company's stock price will remain above the $1.00 minimum bid after the proposed one-for-seven reverse stock split. Moreover, the Company would also need to continue to satisfy all other maintenance criteria. There can be no assurance that we will be successful in meeting and maintaining these maintenance criteria or that, even if these criteria are met, the Company's Common Stock will continue to be traded on the Nasdaq National Market.

     Accordingly, the Board of Directors is asking that the stockholders approve the proposed amendment to the Company's Certificate of Incorporation to effectuate a one-for-seven reverse stock split of the Common Stock. A vote in favor of Proposal Two (the "Reverse Stock Split Proposal") will be a vote for approval of the proposed one-for-seven reverse stock split and for granting authority to the Board of Directors to effectuate the reverse stock split.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE REVERSE STOCK SPLIT PROPOSAL.

EFFECTS OF REVERSE STOCK SPLIT

     A reverse stock split is a reduction in the number of outstanding shares of a corporation's common stock, which is accomplished by the corporation calling in all the outstanding common stock shares and reissuing a proportionately fewer number of shares. For example, if our Board of Directors implements the proposed one-for-seven reverse stock split, then someone holding seven hundred shares of the Common Stock would receive 100 shares of the Common Stock in exchange for such shares. This will also result in an increase in the number of authorized but unissued shares of the Common Stock. However, each stockholder's proportionate ownership of the issued and outstanding shares of the Common Stock would remain the same, except for minor changes which may result from the provisions of the Reverse Stock Split Proposal, as described below, which require the rounding of any resulting fractional shares up to the nearest whole share.

     The primary purpose of the proposed one-for-seven reverse stock split is to combine the issued and outstanding shares of the Common Stock into a smaller number of shares so that the shares of the Common Stock will trade at a higher price per share than their recent trading prices.

     The reverse stock split, if implemented, may also reduce the number of round lot stockholders (round lot stockholders are holders of 100 shares or more of the Common Stock) of the Company's Common Stock. The Nasdaq National Market Continued Listing Requirements also require that the Company have at least 400 round lot stockholders to maintain its Nasdaq National Market listing. While there can be no assurance, based upon information currently available to us from our transfer agent, we do not believe that the implementation of the reverse stock split will result in there being less than 400 round lot holders of the Common Stock.

     Finally, the reverse stock split, if implemented, will affect the outstanding stock options of the Company and certain other presently outstanding convertible securities issued by the Company, such as stock purchase warrants and the Series A Preferred Stock which contain anti-dilution provisions. All of our stock option plans include provisions requiring proportionate adjustments to the number of shares covered by, and the exercise prices of, outstanding options granted under said plans, in the event of a reverse stock split. For example, in a one-for-seven reverse stock split, each of the outstanding options would thereafter evidence the right to purchase that number of shares of the Common Stock following the reverse stock split equal to 14.2857% of the shares of the Common Stock previously covered by the options (with fractional shares rounded up to the nearest whole share) and the exercise price per share would be seven times the previous exercise price. Similar adjustments would also be made to all other convertible securities issued by us and outstanding on the effective date of the reverse stock split.

NO FRACTIONAL SHARES

     To avoid the expense and inconvenience of issuing and transferring fractional shares of the Common Stock as a result of the reverse stock split, we will round any fractional shares resulting from the reverse stock split up to the nearest whole share. This means that stockholders who would otherwise be entitled to receive a fractional share of the Common Stock following the reverse stock split will receive a whole share in lieu of the fraction. For example, if any stockholder owns, in total, 100 shares, that stockholder's shares would be converted into fifteen shares if the proposed reverse stock split is implemented.

IMPLEMENTATION OF REVERSE STOCK SPLIT

     If the stockholders approve the Reverse Stock Split Proposal, the Board would direct management of the Company, as soon thereafter as is practicable, to file an Amendment to the Company's Certificate of Incorporation, substantially in the form attached hereto as Appendix B, with the Secretary of State of the State of Delaware (the "Reverse Split Amendment"). The Reverse Split Amendment specifies that, on the effective date specified in the Reverse Split Amendment, each of the issued and outstanding shares of the Common Stock would automatically be combined and converted into one-seventh of a share of the Common Stock. There will be no change in the par value of the Common Stock.

REASONS FOR REVERSE STOCK SPLIT -- ADVANTAGES

     The Board of Directors believes that a reverse stock split is desirable for the following reasons:

     - If shares of the Common Stock continue to trade below $1.00 per share, the Common Stock will be delisted from the Nasdaq National Market. Delisting could decrease the marketability, liquidity and transparency of the Common Stock (which could, in turn, further depress our stock price). Our Board believes that the anticipated increase in the market price per share resulting from a reverse stock split will lift the price of the Common Stock above the $1.00 minimum bid threshold that currently threatens our continued listing on Nasdaq.

     - The anticipated increase in the per share market price of the Common Stock may also enhance the acceptability of the Common Stock by the financial community and the investing public.

     - Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of the policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stock economically unattractive to brokers. The expected increase in the per share price of the Common Stock may help alleviate some of such problems.

     - In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales prices than the commission on a relatively higher priced issue. A reverse stock split could result in a price level for the Common Stock that may reduce, to some extent, the effect of these policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock.

     - The increase in the portion of the Company's authorized shares of Common Stock that would be unissued after the reverse stock split is effectuated could be used for any proper corporate purpose approved by the Board of Directors. The increased number of authorized but unissued shares of Common Stock will provide the Company with additional flexibility to issue additional shares in connection with future financings or other transactions. However, the Board of Directors does not currently have any plans to utilize the increase in the number of the authorized but unissued shares of the Common Stock that would result from approval and implementation of the proposed reverse stock split. The following table sets forth the approximate effects of the proposed reverse stock split on the authorized and the outstanding shares of the Common Stock and the number of shares of the Common Stock that will be available for issuance after implementation of the proposed reverse stock split (without considering any additional decrease in available shares that may result from rounding up fractional shares):

                                                  PRIOR TO             AFTER 1-FOR-7
                                             REVERSE STOCK SPLIT    REVERSE STOCK SPLIT
                                             -------------------    -------------------
Authorized Shares..........................      300,000,000            300,000,000
Outstanding Shares.........................       68,874,848              9,839,264
Reserved for Issuance(1)...................       38,328,830              5,475,547
Shares Available for Issuance..............      192,796,322            284,685,189

---------------
(1) Represents (a) shares of Common Stock issuable upon conversion of shares of one of our subsidiaries; (b) shares of Common Stock issuable upon exercise of outstanding stock options; (c) shares of Common Stock issuable upon exercise of outstanding warrants to acquire Common Stock; (d) shares of Common Stock issuable upon conversion of outstanding Series A Preferred Stock; (e) shares of Common Stock issuable upon conversion of Series A Preferred Stock issuable upon exercise of warrants to purchase Series A Preferred Stock; and (f) shares of Common Stock issuable upon exercise or conversion of the securities that are issuable upon conversion of $3.5 million of the outstanding principal under the Bridge Note.

DISADVANTAGES OF REVERSE STOCK SPLIT

     Even though the Board of Directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split:

     - Despite the potential increase in liquidity discussed above, the reduced number of shares resulting from a reverse stock split could adversely affect the liquidity of the Common Stock because there will be fewer shares trading in the open market.

     - A reverse stock split may leave stockholders with "odd lots" of the Common Stock (stock holdings in amounts of less than 100 shares). These odd lots may be more difficult to sell than shares in even multiples of
       100. Additionally, any reduction in brokerage commissions resulting from the reverse stock split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the reverse stock split.

     - Because a reverse stock split would result in an increased number of authorized but unissued shares of the Common Stock, it may be construed as having an anti-takeover effect, although neither the Board of Directors nor our management views this proposal in that perspective. However, the Board of Directors could use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Shares of the Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company's by-laws or certain provisions of the Company's Certificate of Incorporation would not receive the requisite vote. Such uses of the Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transaction were opposed by the Board of Directors.

     - Further, the increased number of authorized but unissued shares of the Common Stock could be issued by the Board of Directors without further stockholder approval, which could result in further dilution to the holders of the Common Stock.

     - As previously reported, our auditors expressed concern about our ability to continue as a going concern in 2001, which stated concern is a separate ground for delisting from NASDAQ that may not be affected by the reverse split proposed.

EXCHANGE OF STOCK CERTIFICATES

     If the reverse stock split is implemented, our stockholders will be required to exchange their stock certificates for new certificates representing the new, post-split shares of the Common Stock. Stockholders of record at the effective time of the reverse stock split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by our transfer agent.

     Stockholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates until requested to do so.

     As soon as practicable after the effective time of the reverse stock split, the transfer agent will send a letter of transmittal to each stockholder advising such holder of the procedure for surrendering stock certificates in exchange for new certificates representing the ownership of the new shares of the Common Stock. No certificates representing fractional shares will be issued. Instead, any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

     Until they have surrendered their stock certificates for exchange, stockholders will not be entitled to receive any dividends or other distributions that may be declared and payable to holders of record of the new shares of the Common Stock. Upon the surrender of certificates representing shares of the Common Stock issued and outstanding prior to the reverse stock split, certificates representing the new, post-split shares of the Common Stock, together with any such withheld dividends or other distributions, without interest, will be delivered.

     Any stockholder whose certificate for the Common Stock has been lost, destroyed or stolen will be entitled to issuance of a certificate representing the new, post-split shares of the Common Stock into which such shares will have been converted upon compliance with such requirements as we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     The form of the Reverse Stock Split Amendment to the Certificate of Incorporation is included as Appendix B to this Proxy Statement.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the federal income tax consequences of a reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each stockholder should consult his or her tax advisor to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

     Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of the Common Stock will be the same as the adjusted basis of the Common Stock exchanged for such new shares. The holding period of the new, post-split shares of the Common Stock resulting from implementation of the reverse stock split will include the stockholder's respective holding periods for the pre-split shares of the Common Stock exchanged for the new shares. This treatment should also apply with respect to additional shares received for fractional shares.

NO DISSENTERS' RIGHTS

     The holders of shares of the Common Stock have no dissenters' rights of appraisal under Delaware law, our Certificate of Incorporation or our by-laws with respect to the proposed Amendment to the Company's Certificate of Incorporation or the one-for-seven reverse stock split.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                                  (PROPOSAL 3)

SELECTION OF INDEPENDENT AUDITORS

     The Board has selected Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young, LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young, LLP as the Company's independent auditors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

RELATIONSHIP OF THE COMPANY WITH INDEPENDENT PUBLIC ACCOUNTANTS

     During Fiscal 2000, Ernst & Young also was engaged by the Company to provide certain consulting services.

     Audit Fees. Fees billed by Ernst & Young LLP for the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2000 totaled $825,000.

     All Other Fees. All other fees billed to the Company by Ernst & Young LLP were approximately $1,400,000, including audit related services of $815,000 and nonaudit services of $585,000. The Company did not make any payments to Ernst & Young LLP in connection with financial information systems design and implementation services.

     The Audit Committee has considered and determined that the fees paid to Ernst & Young LLP for other audit-related services is compatible with Ernst & Young LLP's independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the Company's management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the SEC.

                                          Submitted by the Audit Committee:

                                          Gerald A. Poch (Chairman)
                                          F. Bryson Farrill
                                          Marshall Geller

                       COMPENSATION OF EXECUTIVE OFFICERS

     We are required by the SEC to disclose compensation paid by the Company during the last three fiscal years to (a) all persons who acted as the Company's Chief Executive Officer or in a similar capacity during Fiscal 2000; (b) the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of Fiscal 2000; and (c) up to two additional individuals for whom such disclosure would have been provided under clause (b) above but for the fact that the individual was not serving as an executive officer of the Company at the end of Fiscal 2000; provided, however, that no disclosure need be provided for any executive officer, other than past or present Chief Executive Officers, whose total annual salary and bonus does not exceed $100,000.

     Accordingly, the following sections disclose information regarding compensation paid by the Company during the last three fiscal years to (a) Howard E. Taylor, the Company's Chief Executive Officer, and Philip R. Ladouceur, who served as the Company's Chief Executive Officer until December 2000; (b) Roger Gallego, William Botti, Richard M. White and Jim Smith, the most highly-compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of Fiscal 2000 and whose salary and bonus exceeded $100,000; and (c) Messrs. Holmes and Kilambi, for whom disclosure would be required as two of our most highly-compensated executive officers, but for the fact that they were not serving as executive officers of the Company at the end of Fiscal 2000. We refer to all of these officers as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                ANNUAL COMPENSATION              ------------
                                      ---------------------------------------     SECURITIES
                                                                 OTHER ANNUAL     UNDERLYING
                                                                 COMPENSATION      OPTIONS/         ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)      BONUS($)        ($)           SARS(#)       COMPENSATION($)
---------------------------   ----    ---------      --------    ------------    ------------    ---------------
Howard E. Taylor(1).........  2000    $ 28,333             --      $ 4,262(2)     2,700,000               --
  President and Chief
  Executive Officer
Philip R. Ladouceur(3)......  2000    $198,661       $466,689           --           75,000(5)            --
  Executive Chairman and      1999    $109,577       $200,000(4)        --        1,300,000               --
  Former Chief Executive      1998          --             --           --          100,000(6)       $68,000(6)
  Officer
Roger Gallego...............  2000    $150,000(7)    $ 83,398      $13,764(8)        22,430(9)            --
  Senior Vice President,      1999    $ 63,103             --                       250,000               --
  Strategy and Corporate
  Development
William Botti...............  2000    $180,000(7)    $ 60,417      $26,076(10)      143,725(11)           --
  Senior Vice President,      1999    $ 30,000             --                        95,000               --
  Professional Services West
Richard M. White(12)........  2000    $145,177       $ 41,333      $29,452(13)      263,500(14)           --
  Senior Vice President       1999                                                   70,000
  Corporate Administration
Jim Smith...................  2000    $152,673       $ 25,500      $21,000(15)       89,828               --
  Senior Vice President,      1999                                                  100,000
  Operations
Glen C. Holmes(16)..........  2000    $200,000(7)    $252,000           --               --               --
  Former President and        1999    $ 58,435       $ 90,000(4)        --          100,000               --
  Chief Operating Officer
Raghu N. Kilambi(3)(17).....  2000    $209,409(18)   $155,579           --           29,500(19)           --
  Former Chief Financial      1999    $146,674       $ 90,000(4)        --          500,000               --
  Officer                     1998    $ 67,404             --      $ 4,700          100,000

---------------
 (1) In connection with our hiring of Mr. Taylor in December 2000, we agreed to pay him (a) a base salary of $325,000, (b) a signing bonus of $650,000 payable in two equal installments in 2001, (c) options to purchase 2,700,000 shares of our common stock and (d) other compensation benefits. For a further discussion of the terms of Mr. Taylor's employment agreement, see the discussion herein under the caption "Compensation of Executive Officers -- Employment Contracts and Termination of Employment and Change of Control Arrangements."

 (2) For Mr. Taylor, the amount attributable to perquisites in Fiscal 2000 includes $2,530 for housing expenses and $1,732 for relocation expenses.

 (3) The compensation amounts payable to Mr. Ladouceur and Mr. Kilambi for Fiscal 2000 are in Canadian dollars; however, for purposes of disclosure in this table, all compensation amounts are expressed in U.S. dollars based on the average conversion rate for the applicable year. For 2000, the average conversion rate was 1.4953 Canadian dollars to one U.S. dollar. For 1999, the average conversion rate was 1.4859 Canadian dollars to one U.S. dollar. For 1998, the average conversion rate was 1.4836 Canadian dollars to one U.S. dollar.

 (4) Accrued in Fiscal 1999 but paid in Fiscal 2000.

 (5) Includes 50,000 stock options granted in lieu of a cash bonus.

 (6) At the time Mr. Ladouceur joined our Board of Directors, and before he became an executive officer, he entered into an agreement with us dated July 16, 1998. Under the agreement, we paid Mardale Investments Ltd., of which Mr. Ladouceur is a principal, a fee of $68,000 and granted Mr. Ladouceur options to purchase 100,000 shares of our Common Stock at an exercise price of $3.80 per share.

 (7) Portions of Mr. Gallego's, Mr. Botti's and Mr. Holmes' salary in Fiscal 2000 were deferred under the Company's 401(k) Plan.

 (8) The amount attributable to perquisites in Fiscal 2000 includes $13,764 for lease payments on a company car.

 (9) Includes 10,430 stock options granted in lieu of a cash bonus.

(10) The amount attributable to perquisites in Fiscal 2000 was attributable solely to a housing allowance.

(11) Includes 13,725 stock options granted in lieu of cash bonus.

(12) In April 2001, Mr. White moved from his former position of Executive Vice President and Chief Financial Officer to take the position of Senior Vice President, Corporate Administration.

(13) The amount attributable to perquisites in Fiscal 2000 includes $20,914 for relocation expenses and $8,538 for a housing allowance.

(14) Includes 9,000 stock options granted in Fiscal 2000 in lieu of a cash bonus that accrued in the third quarter of Fiscal 2000. Also includes 4,500 stock options granted in 2001 in lieu of a cash bonus that accrued in the fourth quarter of Fiscal 2000.

(15) The amount attributable to perquisites in Fiscal 2000 was attributable solely to relocation expenses.

(16) Mr. Holmes resigned as an executive officer in December 2000.

(17) Mr. Kilambi resigned as an executive officer in December 2000.

(18) $15,522 was attributable to vacation pay paid to Mr. Kilambi upon the termination of his employment with us.

(19) Includes 4,500 stock options granted in lieu of a cash bonus.

STOCK OPTIONS

     Stock Option Grants. The following table shows all stock option grants to the Named Executive Officers during Fiscal 2000. We granted options to purchase 8,679,454 shares of our Common Stock to our employees in 2000. Except as otherwise set forth below, options granted to our Named Executive Officers during the 2000 fiscal year vest in four yearly increments and expire between May 8, 2005 and December 20, 2005.

                                                               INDIVIDUAL GRANTS
                                          -----------------------------------------------------------
                                            NUMBER OF       PERCENT OF
                                           SECURITIES          TOTAL        EXERCISE OR
                                           UNDERLYING      OPTIONS/SARS     BASE PRICE
                                          OPTIONS/SARS      GRANTED TO          PER        EXPIRATION
                  NAME                    GRANTED(#)(1)    ALL EMPLOYEES    SHARE($)(2)       DATE
                  ----                    -------------    -------------    -----------    ----------
Howard E. Taylor........................    2,700,000(3)       31.11%         $ 0.81        12/04/05
Philip R. Ladouceur.....................       25,000           0.29%         $ 6.75        05/23/05
                                               50,000(4)        0.58%         $ 1.49        12/18/05
Glen C. Holmes..........................           --             --              --              --
Raghu N. Kilambi........................       25,000           0.29%         $ 6.75        05/23/05
                                                4,500(4)        0.05%         $ 1.49        12/18/05
Richard M. White........................       20,000           0.23%         $11.25        05/08/05
                                               10,000           0.12%         $ 6.75        05/23/05
                                               20,000           0.23%         $ 5.19        08/31/05
                                                9,000(4)        0.10%         $ 1.49        12/18/05
                                              200,000           2.30%         $ 0.94        12/20/05
William R. Botti........................       55,000           0.63%         $11.25        05/08/05
                                               13,725(4)        0.16%         $ 1.49        12/18/05
                                               75,000           0.86%         $ 0.94        12/20/05
James A. Smith, Jr. ....................       20,000           0.23%         $ 6.75        05/23/05
                                               10,000           0.12%         $ 5.19        08/31/05
                                                9,828(4)        0.11%         $ 1.49        12/18/05
                                               50,000           0.58%         $ 0.94        12/20/05
Roger J. Gallego........................       12,000           0.14%         $ 6.75        05/23/05
                                               10,430(4)        0.12%         $ 1.49        12/18/05

---------------
(1) Upon a change in control of the Company (as defined in the stock option agreements relating to the respective plans), the options shall, notwithstanding the installment vesting provisions, become immediately exercisable in full.

(2) All options were granted at the fair market value on the date of grant.

(3) We granted these options to Mr. Taylor on December 4, 2000. The options vest as follows: (a) 200,000 on December 31, 2001, if Mr. Taylor meets certain milestones set by the Board of Directors; otherwise, such options vest on January 1, 2004; (b) 1,500,000 in eight (8) quarterly installments of 250,000 shares commencing January 1, 2001; and (c) 500,000 on January 1, 2003.

(4) The officer elected to receive this grant in lieu of receiving his third quarter cash bonus payment. The options were granted on December 18, 2000, and automatically vested on that day.

     Option Exercises/Fiscal Year End Value. The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during Fiscal 2000.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS/SARS AT           OPTIONS/SARS AT FISCAL
                                   SHARES       VALUE           FISCAL YEAR END               YEAR END ($)(1)
                                 ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
             NAME                EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
Howard E. Taylor...............      --          --               0       2,700,00          --             --
Philip R. Ladouceur............      --          --         800,000        675,000          --             --
Glen C. Holmes.................      --          --          75,000         25,000          --             --
Raghu N. Kilambi...............      --          --         354,500        275,000          --             --
Richard M. White...............      --          --          37,750        281,250          --             --
William R. Botti(2)............      --          --          37,475        201,250          --             --
James A. Smith, Jr.(2).........      --          --          34,828        155,000          --             --
Roger J. Gallego(2)............      --          --         197,930         74,500          --             --

---------------
(1) Represents the positive difference between the closing price of the Common Stock on Friday, December 29, 2000 (the last stock trading day of the Fiscal
    Year) and the exercise price of the options. The stock option exercise price for each of the Named Executive Officers was above the closing price of the common stock on December 29, 2000.

(2) The officer tendered all of his outstanding options to us pursuant to an Offer to Exchange that we made to our employees in January 2001 (the "Offer to Exchange"). Under the terms of the Offer to Exchange, we offered our employees the opportunity to exchange their outstanding stock options for new option grants. The number of shares of common stock subject to new options to be granted to each option holder who validly tendered options will be equal to the number of shares subject to the options tendered by such option holder and accepted for exchange minus the number of shares subject to the options that would have expired in accordance with their original terms during the period between their tender and the date the new options are issued. We will grant the new options on or about the first business day that is at least six months and one day following the date we cancel and terminate the options accepted for exchange. The exercise price of the new options will equal the fair market value of our common stock on the day that is the last trading day immediately prior to the date of grant. The new options will have the same vesting schedules as the old options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     We have employment agreements with each of our named executive officers. Each agreement provides for a fixed base salary and an annual performance bonus that our compensation committee or the board of directors determines.

     Mr. Taylor's employment agreement provides for an annual base salary of $325,000 and a discretionary annual performance bonus of up to $250,000 in cash. We granted to Mr. Taylor a performance-based option to purchase 200,000 shares of our common stock at an exercise price of $0.81 per share. This option will vest at the end of one year if Mr. Taylor meets the pre-determined milestones established by our Board of Directors. If the milestones are not met, the option will vest on January 1, 2004. In addition, we granted to Mr. Taylor an option to acquire 2,500,000 shares of our common stock at an exercise price of $0.81 per share. Two million of the shares vest in eight quarterly increments of 250,000 shares each, commencing on January 1, 2001. The remaining 500,000 shares will vest on January 1, 2003. We also agreed to maintain a $1,000,000 life insurance policy on Mr. Taylor's life for the beneficiaries named by Mr. Taylor. Mr. Taylor's employment agreement has a term of two years commencing December 1, 2000. Either party may terminate the agreement at any time. In connection with his employment agreement, Mr. Taylor is entitled to receive a signing bonus of $650,000. The signing bonus is payable in two installments of $325,000, the first installment was paid in January 2001 and the second installment is due in April 2001. If Mr. Taylor voluntarily terminates his employment during the first 12 months of his employment, Mr. Taylor will be required to repay to us a portion of the signing bonus on a pro rata basis for each month which remains in the initial 12-month period of the term of his employment agreement. If we terminate Mr. Taylor's employment within the first two years of his employment term without just cause, we must pay him an amount equal to six month's salary, one-half of his annual performance bonus and six month's insurance premium contributions paid on his behalf. If we terminate Mr. Taylor's employment after the first two years of his employment term without just cause, we must pay him an amount equal to three month's salary, one-quarter of his annual performance bonus and three month's insurance premium contributions paid on his behalf. In addition, if at any time we terminate Mr. Taylor's employment without just cause, we must cause any of Mr. Taylor's unvested stock options that are scheduled to vest within 12 months of the date of his termination to immediately accelerate and become exercisable for three months from the date of his termination. Mr. Taylor's employment agreement also provides that if there is a change in our control, and Mr. Taylor is terminated without just cause within six months of such a change in control, or his level of responsibility or compensation is reduced and he elects within six months of such change in control to treat his employment as terminated, in each such case we must cause all of his unvested stock options to immediately accelerate and become exercisable for three months from the date of his termination.

     Mr. Froelich's employment agreement provides for an annual base salary of $225,000 and a discretionary annual performance bonus of up to $112,500. In addition, we agreed to grant to Mr. Froelich an option to acquire 2,500,000 shares of our common stock. Mr. Froelich's employment agreement has a term of two years commencing April 12, 2001. Either party may terminate the agreement at any time. In connection with his employment agreement, Mr. Froelich is entitled to receive a signing bonus of $112,500. The signing bonus is payable in two installments of $56,250, the first installment being due July 15, 2001, and the second installment being due October 15, 2001. If Mr. Froelich voluntarily terminates his employment during the first 12 months of his employment, he will be required to repay to us a portion of the signing bonus on a pro rata basis for each month which remains in the initial 12-month period of the term of his employment agreement. If we terminate Mr. Froelich's employment within the first year of his employment term without just cause, we must pay him an amount equal to six month's salary, one-half of his annual performance bonus and six month's insurance premium contributions paid on his behalf. If we terminate Mr. Froelich's employment after the first year of his employment term without just cause, we must pay him an amount equal to three month's salary, one-quarter of his annual performance bonus and three month's insurance premium contributions paid on his behalf. In addition, if at any time we terminate Mr. Froelich's employment without just cause, we must cause any of Mr. Froelich's unvested stock options that are scheduled to vest within 12 months of the date of his termination to immediately accelerate and become exercisable for three months from the date of his termination. Mr. Froelich's employment agreement also provides that if there is a change in our control, and Mr. Froelich is terminated without just cause within six months of such a change in control, or his level of responsibility or compensation is reduced and he elects within six months of such change in control to treat his employment as terminated, in each such case we must cause all of his unvested stock options to immediately accelerate and become exercisable for three months from the date of his termination.

     Mr. White's employment agreement provides for an annual base salary of $200,000, and the opportunity to earn an annual performance bonus of up to $100,000. The agreement provides for the payment to Mr. White of up to $39,200 for expenses incurred by Mr. White in relocating from Canada to California. Our employment agreement with Mr. White is an at-will agreement which either party can terminate at any time. If we terminate Mr. White's employment without just cause or if we change his level of responsibility and he elects to terminate after such change, we must pay him an amount equal to twelve months' base salary, his most recent performance bonus, plus certain insurance premium contributions paid on his behalf, provide him with up to $10,000 in relocation and financial consulting services or, at his option, pay him $10,000, and reimburse him up to $39,200 for expenses incurred by Mr. White in relocating back to Canada. Mr. White's employment agreement also provides that if there is a change in our control, and Mr. White is terminated without just cause within six months of such a change in control, or his level of responsibility or compensation is reduced and he elects within six months of such change in control to treat his employment as terminated, we must cause his unvested stock options to immediately accelerate and become exercisable for three months from the date of his termination.

     Mr. Ladouceur's employment agreement provides for an annual base salary of $200,000, and he is eligible to earn an annual performance bonus of up to $400,000. Our employment agreement with Mr. Ladouceur is at-will and either party can terminate the agreement at any time. Mr. Ladouceur's employment agreement provides that if there is a change in our control, and Mr. Ladouceur is terminated without just cause within six months of such change in control, his level of responsibility or compensation is reduced and he elects within six months of such change in control to treat his employment as terminated, or he elects within three months of such change in control to terminate his employment, we must pay him an amount equal to one year's salary, his most recent performance bonus, and one year's premium contributions to our employee benefit plan paid on his behalf, provide up to $10,000 in relocation and financial consulting services, or, at his option, pay him $10,000, and cause his unvested stock options to accelerate and become exercisable for three months. If we terminate Mr. Ladouceur's employment without just cause or change his level of responsibility, and he elects to terminate, we must pay him an amount equal to one year's salary, his most recent performance bonus, and one year's premium contributions to our employee benefit plan paid on his behalf, and provide him with up to $10,000 in relocation and financial consulting services or, at his option, pay him $10,000.

     Mr. Kilambi, who voluntarily resigned and is no longer an employee, had an employment agreement that provided for an annual base salary of $180,000, and he was eligible to earn an annual bonus of up to $180,000. Our employment agreement with Mr. Kilambi was at-will and either party could terminate the agreement at any time. Mr. Kilambi's employment agreement provided that if there was a change in our control, and Mr. Kilambi was terminated without just cause within six months of a change in control of us, his level of responsibility or compensation was reduced and he elected within six months of such change in control to treat his employment as terminated, or he elected within three months of such change in control to terminate his employment, we must pay him an amount equal to one year's salary, his most recent performance bonus, and one year's premium contributions to our employee benefit plan paid on his behalf, provide up to $10,000 in relocation and financial consulting services, or, at his option, pay him $10,000, and cause his unvested stock options to accelerate and become exercisable for three months. Mr. Kilambi's agreement also provided that if we terminated Mr. Kilambi's employment without just cause or change his level of responsibility, and he elected to terminate, we must pay him an amount equal to one year's salary, his most recent performance bonus, and one year's premium contributions to our employee benefit plan paid on his behalf, and provide him with up to $10,000 in relocation and financial consulting services or, at his option, pay him $10,000.

     Mr. Holmes, who is no longer an officer or employee but remains a director, had an at-will employment agreement which provided for an annual base salary of $200,000. Mr. Holmes was also entitled to receive a minimum bonus of $50,000 each quarter and was eligible to receive a discretionary bonus to be determined by the board of directors. His agreement also provided for 18 months severance pay (including the minimum bonus for such period), if we terminated Mr. Holmes without cause, his employment was terminated within 18 months of a change of our control, Mr. Holmes voluntarily terminated because we materially reduced his duties or his compensation, or we moved his place of business out of Orange County, California. We believe that Mr. Holmes' voluntary resignation did not give rise to an obligation to make severance payments to Mr. Holmes. However, Mr. Holmes has expressed to us that he believes that he is entitled to such benefits. As of the date of this Proxy Statement Mr. Holmes has not filed a formal claim against us.

     Mr. Gallego's employment agreement provides for an annual base salary of $150,000, and the opportunity to earn an annual performance bonus of up to $125,000. Our employment agreement with Mr. Gallego for a term of two years, commencing on September 30, 1999, provided that either party can terminate the agreement at any time. If we terminate Mr. Gallego's employment without just cause or if we change his level of responsibility and he elects to terminate after such change, we must pay him an amount equal to his monthly base salary and minimum bonus for a period of eighteen months. Mr. Gallego's employment agreement also provides that if there is a change in our control, and Mr. Gallego is terminated for any reason within eighteen months of such a change in control, or his level of responsibility or compensation is reduced and he elects within three months of such reduction in responsibilities to treat his employment as terminated, we must pay him an amount equal to eighteen months' base salary and minimum bonus.

     Mr. Smith's employment agreement provides for an annual base salary of $170,000, and the opportunity to earn an annual performance bonus of up to $68,000. Our employment agreement with Mr. Smith is an at-will agreement which either party can terminate at any time.

     Mr. Botti's employment agreement provides for an annual base salary of $180,000, and the opportunity to earn an annual performance bonus of up to $100,000. Our employment agreement with Mr. Botti is for a term of three years commencing November 4, 1999, provided that either party can terminate the agreement at any time. If we terminate Mr. Botti's employment without just cause, we must pay him a lump sum in an amount equal to six months' base salary.

     In addition to the agreements described above, certain of our employee benefit plans contain termination or change of control provisions.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     As of December 31, 1999, we had provided $550,000 in services and products to Willson Stationers Ltd. and e-Supplies Inc. At December 31, 1999, $543,000 remained due from these entities. An allowance for doubtful accounts was recorded for the entire amount because of the uncertainty of collection. We settled this account in June 2000 for $400,000. Cameron Chell, who served as our Chief Executive Officer from April 1998 to August 1999 and was our President from March 1999 to August 1999, was a director of both companies at the time some of the transactions took place. In addition, we have reason to believe that Mr. Chell was a principal of e-Supplies Inc. at the time of the transactions. Raghu Kilambi, who served as an Executive Vice President from October 1999 to November 2000, as our Chief Financial Officer from March 1998 to November 2000 and as one of our directors from June 1998 to December 2000, served on the board of directors of Willson Stationers, Ltd., as our representative, at the request of Willson Stationers, Ltd., for approximately one month in early 1999.

     On August 12, 1998, Mr. Chell loaned us approximately $145,000 at an annual interest rate of 8%. On February 22, 1999, we issued Mr. Chell a convertible debenture in the principal amount of approximately $150,000, the outstanding balance of his loan to us. This convertible debenture was convertible at $2.00 per share after adjustment for our five-for-one reverse stock split, for a total of 75,310 shares. Mr. Chell also received a warrant to acquire 75,310 shares at $2.00 per share for the first year, $3.00 per share for the second year, and $4.00 per share for the third year. On April 29, 1999, Mr. Chell surrendered his debenture having an outstanding balance of approximately $153,000, our notes payable having an outstanding balance of approximately $67,000 and our trade loans payable having an outstanding balance of $30,000 in return for a $250,000 aggregate principal amount 8% convertible note convertible at $1.50 per share and a warrant to acquire 125,000 shares at $1.50 per share. We reduced the conversion and exercise prices for these securities from $1.50 per share to $1.335 per share due to the effect of anti-dilution provisions. Mr. Chell has exercised and converted all of these securities.

     On January 20, 2000, we commenced a proceeding in Canada against Mr. Chell, various other former employees of and consultants to us and various other defendants alleging that these defendants misappropriated a corporate opportunity in breach of fiduciary and contractual obligations. Most of these defendants made counterclaims seeking, among other things, damages for interference with their economic interests and for severance compensation in the form of cash and stock options. We entered into a settlement agreement with the defendants effective April 26, 2000 that has the following key terms:

     - Mr. Chell will be entitled to exercise options to acquire 175,000 shares of common stock that were scheduled to vest June 1, 2000

     - Mr. Chell or his nominee shall pay to us $400,000 in settlement of a related party debt that involved Mr. Chell, and

     - All other claims have been dropped by all parties, who have provided mutual releases, with the claim and counterclaims to be discontinued.

     On August 1, 1999, the Company loaned $2.0 million to Vincent L. Romano, our former Executive Vice President, Special Projects, with recourse, which was then used by Mr. Romano to purchase 232,829 common shares of common stock. The loan receivable was recorded as a reduction of stockholders' equity, and $250,000 of the principal amount of the loan was to be forgiven on a quarterly basis. The shares had been escrowed and were to be released from escrow on a quarterly basis commencing January 1, 2000. The Company released 87,349 of these shares to the employee. During the nine months ended September 30, 2000, the Company recognized $250,000 as salary expense relating to the services received from the employee in relation to the loan agreement. On June 30, 2000, the Company and the employee agreed to terminate the loan agreement and cancel the issuance of any further shares. In addition, the employee returned 14,212 of these shares to the Company valued at the then current market price of $129,000 in settlement of an employee advance.

     In October 1999, we issued warrants to acquire 1,658,350 shares of Common Stock to Pequot Private Equity Fund II, L.P., Pequot Partners Fund and Pequot International Fund, which, after giving effect to anti-dilution adjustments since their issuance, entitled the holders to purchase 1,678,139 shares of Common Stock at $8.40 per share. On February 29, 2000, the funds exercised their warrants to acquire all 1,678,139 shares of our Common Stock, with net proceeds to us of approximately $12.6 million, taking into account an early exercise fee of $0.90 for each warrant exercised. On April 28, 2000, in a private placement we issued to Pequot Private Equity Fund II, L.P. and Pequot Endowment Fund, L.P. for just under $15.0 million, 1,764,704 shares of common stock and warrants which, as of April 23, 2001, allow the holders to purchase 458,100 shares of Common Stock at a purchase price of $8.91 per share.

     On April 20, 2001, Pequot Private Equity Fund II, L.P. entered into a secured subordinated convertible promissory note with us in the aggregate principal amount of $5 million. Under the terms of this note, $3.5 million was advanced to us by Pequot Private Equity Fund II, L.P. on April 23, 2001, and, subject to certain conditions, an additional $1.5 million will be advanced pursuant to the terms of the note on the earlier of (a) the closing of the next round of equity or convertible debt financing in which we receive aggregate gross proceeds of at least $5 million or (b) May 31, 2001. In addition, we granted Pequot Private Equity Fund II, L.P. and its affiliates the right to invest in such subsequent financing, if any, up to an additional $2.5 million. The maturity date for the note is June 30, 2001. The note, which bears interest at 10% per annum, is secured by substantially all or our assets and by guarantees and a pledge of the shares of certain of our subsidiaries. The note is convertible at the option of the holder into units consisting of (a) senior subordinated convertible promissory notes and (b) warrants to purchase shares of our common stock. The senior subordinated convertible promissory notes underlying the units are in turn convertible into convertible preferred stock or common stock. As of the date of this Proxy Statement, the $3.5 million in principal currently outstanding is convertible into 11,824,324 shares of Common Stock and warrants to purchase 1,773,649 shares of Common Stock with an exercise price of $0.296 per share. The number of shares issuable upon such conversion and/or exercise and the exercise price is subject to antidilution provisions.

     Pequot Capital Management, Inc. manages the funds and therefore has the power to direct the vote of the Common Stock that the funds hold, which constitute more than 5% of our outstanding common stock both before and after this warrant exercise. In addition, James McNiel, one of our directors, is a Senior Vice President at Pequot Capital Management, Inc., and Gerald Poch, also a director, is a Manager Director/Portfolio Manager at Pequot Capital Management, Inc. Howard Taylor, our President, Chief Executive Officer and a director, served as venture operating partner at Pequot Capital Management, Inc. from September 2000 to November 2000.

     The two securities purchase agreements we have entered into with the Pequot funds and two other institutional investors restrict our material subsidiaries and us without the prior written consent of the Pequot funds from:

     - completing any merger, acquisition or sale of assets if our assets or revenues are likely to be increased or decreased by 25% or more,

     - buying any of our equity securities with a fair market value in excess of $5.0 million, or

     - changing the business in which we are currently engaged.

     These restrictions will no longer apply at the earliest to occur of:

     - the investors under these securities purchase agreements hold less than 5% of our fully-diluted common stock,

     - the investors under these securities purchase agreements no longer have the right to nominate any of our directors under these agreements, and

     - October 15, 2002.

     On May 26, 2000, Glen Holmes, our former President and Chief Operating Officer and one of our directors, granted to us an option to purchase 600,000 shares of Common Stock at $5.50 per share, the fair market value at the date of grant. We may only exercise this option to the extent employees to whom we granted reciprocal options exercise those options.

     Since May 1999, Commonwealth Associates L.P. ("Commonwealth") has served as a placement agent and financial advisor to us. Michael Falk, one of our former directors, is the Chief Executive Officer of Commonwealth Associates L.P. Harold
S. Blue, who replaced Mr. Falk on our Board, is executive Vice President of Commonwealth Associates L.P.

     In May 1999, Commonwealth privately placed our units consisting of 8% senior subordinated convertible notes convertible to shares of common stock at $1.00 per share after adjustment for our five-for-one reverse stock split and warrants to purchase 500 shares of common stock at $1.25 per share after adjustment for our five-for-one reverse stock split for each $1,000 invested. We paid the to Commonwealth $723,465 in commissions and issued to Commonwealth warrants to acquire 4,000,001 shares of common stock, some of which were divided among Commonwealth's employees and management, including Mr. Falk who received agent's warrants to acquire 630,627 shares of common stock. Mr. Falk has since exercised all of these warrants on a "cashless" basis and received 599,096 shares of common stock. We also paid to Commonwealth an additional $40,239 to cover expenses it incurred in connection with the private placement. Commonwealth directly participated in the offering, investing $300,000 for a convertible note and warrants to acquire 150,000 shares of common stock which convertible securities were since exchanged for a total of 495,441 shares of common stock. Mr. Falk also participated in the offering, investing $225,000, both directly and through his IRA, in exchange for a convertible note and warrants which have since been converted or exercised for an aggregate of 371,581 shares of common stock. Tim Flynn, a former director, is the sole shareholder and President of Flynn Investment Corporation, an entity that invested $200,000 in this offering in exchange for warrants to purchase 100,000 shares of common stock and a convertible note, which securities have since been exercised or converted for a total of 330,294 shares of common stock. Raghu Kilambi, a former director and our former Executive Vice President and Chief Financial Officer, invested $127,500 in exchange for a convertible note and warrants which have subsequently been exchanged for a total of 160,563 shares of common stock. Marshall Geller, one of our directors, invested $100,000 in exchange for warrants to purchase 50,000 shares of common stock and a convertible note which securities have been exercised or converted into an aggregate of 165,147 shares of common stock. Cameron Chell, a former director and our former Chief Executive Officer, invested $250,000 in exchange for a note and warrants which were subsequently exchanged for a total of 314,828 shares of common stock. Mr. Blue, one of our directors, invested $25,000 in this offering in exchange for a note and warrants which were subsequently exchanged for a total of 104,667 shares of common stock.

     In July 1999, we retained Commonwealth to be the placement agent in a private placement, which raised $15 million in gross proceeds and closed on July 29, 1999. As compensation for acting as the placement agent, we paid Commonwealth approximately $1,350,000 in commissions and issued to them warrants to acquire 225,000 shares of Common Stock at an exercise price of $8.50 per share. We also paid to Commonwealth an additional $50,575 to cover expenses it incurred in connection with the private placement. A portion of the agent's warrants were divided among the staff members of Commonwealth or assigned to a number of investors in the offering who dealt directly with the Company, including Tim Flynn, one of our former directors. Mr. Falk received agent's warrants which, as of December 31, 2000, allowed him to acquire 24,452 shares of common stock. In addition, Mr. Falk personally invested $50,000 in exchange for warrants to purchase 7,500 shares of common stock and a convertible note which subsequently converted into 9,090 shares of common stock and a further warrant which entitled Mr. Falk to acquire 2,487 shares of common stock. Commonwealth also directly participated in this offering, investing $100,000 in exchange for 15,000 warrants and a note which subsequently was exchanged for 18,181 shares of common stock and a warrant which permitted the holder to acquire 4,975 shares of common stock. Mr. Flynn, through Flynn Investment Corporation, invested $1,000,000 in this offering for which he received 15,000 agent's warrants, 150,000 warrants, and a note which has been converted into 181,818 shares of common stock and another warrant which permitted Flynn Investment Corporation to acquire 49,761 shares of common stock.

     In September 1999, we retained Commonwealth under a services agreement to assist us with an offer made to holders of convertible securities issued in the July 1999 private placement to encourage them to convert their securities to common stock. Under that agreement, Commonwealth was paid $55,859 for fees and expenses. We also paid Commonwealth $30,000 in April 1999, pursuant to an advisory agreement for services that Commonwealth provided to us from May 1999 to November 1999.

     In March 2001, we entered into a letter of intent with Commonwealth to provide us with certain services as a financial advisor. In connection with these financial advisory services, we will pay to Commonwealth a fee, which, depending on the nature of the transactions that Commonwealth advises us about, may consist of cash payments based on a percentage of the size of the transaction and/or the issuance of certain securities. Under certain circumstances, Commonwealth may also be entitled to a structuring fee or a break-up fee of up to $250,000 for a transaction, which is abandoned or does not close.

     In the opinion of management, the terms of the above-described agreements are fair and reasonable and as favorable to the Company as those, which could have been obtained from unrelated third parties at the time of their execution.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during Fiscal 2000, our officers, directors and greater-than-ten-percent beneficial owners complied with all Section 16(a) filing requirements except as set forth below:

  Current Reporting Officers

     Neither Howard Taylor, Richard White, David Fung, Yuri Pasea, Ira Silverman nor James Smith, filed a Form 3 upon their appointment as an officer.

     Neither Mr. Taylor, Mr. White, Mr. Fung, Mr. Pasea, Mr. Silverman, Mr. Smith, William Botti, Roger Gallego nor Philip Ladouceur have yet filed a Form 5 describing the stock options that we granted to them in 2000. In 2000, we made one option grant to Mr. Taylor, two option grants to each of Mr. Pasea, Mr. Silverman, Mr. Gallego and Mr. Ladouceur, three option grants to each of Mr. Fung and Mr. Botti, four option grants to Mr. Smith, and five option grants to Mr. White.

     In addition, Mr. Silverman, Mr. Botti and Mr. Gallego have not yet filed a Form 5 describing the common stock we contributed to our 401K Plan on their behalf, to match contributions they made during the first two quarters of fiscal 2000.

  Reporting Directors

     Marshall Geller did not file a Form 3 upon his appointment as a director. In addition, Mr. Geller did not file a Form 5 describing the stock option grant we made to him in 2000.

     Glen Holmes did not file a Form 4 after he acquired shares of common stock in 2000 pursuant to an earn-out provision in connection with our purchase of Executive LAN Management, Inc. In addition, Mr. Holmes did not file a Form 5 describing the common stock we contributed to our 401K Plan on Mr. Holmes' behalf to match contributions he made during the first two quarters of fiscal 2000.

  Former Reporting Persons

     Neither Michael Krieger, Chris Harvey nor Dorothy Farris, each a former executive officer, filed a Form 3 upon their appointment as executive officers.

     Mr. Harvey was late filing a Form 4 upon acquiring common stock in connection with our purchase of Vertical Software, Inc. Mr. Harvey also did not file a Form 5 describing the common stock we contributed to our 401K Plan on his behalf to match contributions he made during the first two quarters of fiscal 2000.

     In addition, neither Mr. Krieger, Mr. Harvey, Ms. Farris, Raghu Kilambi nor Ross Vincenti, each a former executive officer, filed a Form 5 describing the stock options we granted to them in 2000. In 2000, we made two option grants to each of Mr. Harvey, Mr. Kilambi and Mr. Vincenti, and three option grants to each of Mr. Krieger and Ms. Farris.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
              AND DIRECTOR NOMINATIONS FOR THE 2002 ANNUAL MEETING

NOMINATIONS FOR DIRECTORS FOR THE 2002 ANNUAL MEETING

     No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) any stockholder who
(i) is a stockholder of record at the time of giving the notice provided for in the Nomination Bylaw, (ii) will be entitled to vote for the election of directors at the Annual Meeting and (iii) complies with the notice procedures set forth in the Nomination Bylaw.

     Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days prior to the applicable annual meeting; provided, however, that in the event that less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     Therefore, in order to be timely for the 2002 Annual Meeting, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not later than 60 days prior to the date of the 2002 annual meeting; provided, however, that in the event that less than 60 days notice or prior public disclosure of the date of the 2002 annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting is mailed or such public disclosure is made.

     Such stockholder's notice shall set forth (i) as to such stockholder giving notice, (a) the name and address, as they appear on the Company's books, of the stockholder proposing the nominee, (b) the class and number of shares of the Company which are beneficially owned by the stockholder, and (c) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in his capacity as a proponent to a stockholder proposal; and
(ii) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of our shares which are beneficially owned by such person, (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected). At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

     If you want us to consider including a proposal in the Company's proxy materials relating to the annual meeting of stockholders to be held in the year 2002, you must submit such proposal to the Company no later than January 2, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. You should direct any such stockholder proposals to the attention of the Secretary of the Company at our address set forth on the first page of this Proxy Statement.

     With respect to any proposal that one of our a stockholders presents at the annual meeting of stockholders to be held in the year 2002 that is not submitted for inclusion in our proxy materials, to be timely for an annual meeting, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days prior to the applicable annual meeting; provided, however, that in the event that less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     Accordingly, with respect to any proposal that a stockholder of the Company presents at the annual meeting of stockholders to be held in the year 2002 that is not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of stockholders will confer discretionary voting authority to vote on such stockholder proposal unless (a) we are is notified of such proposal no later than 60 days prior to the applicable annual meeting or, in the event that less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, by not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, and (b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in his capacity as a proponent to a stockholder proposal.

                                 ANNUAL REPORT

     YOU MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1 OF THE EXCHANGE ACT. YOU MAY ALSO OBTAIN COPIES OF EXHIBITS TO THE FORM 10-KSB, BUT WE WILL CHARGE A REASONABLE FEE TO STOCKHOLDERS REQUESTING SUCH EXHIBITS. YOU SHOULD DIRECT YOUR REQUEST IN WRITING TO US AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT, ATTENTION: JEFFREY
S. MARKS, ASSISTANT SECRETARY.

                             DELIVERY OF DOCUMENTS

     Only one proxy statement is being delivered to multiple security holders sharing an address unless we receive contrary instructions from one or more of the security holders at the shared address. We will promptly deliver, upon your written or oral request, a separate copy of the proxy to any security holder at a shared address to which a single copy of the proxy was delivered. Please direct all requests for additional copies or to reduce the number of copies delivered to a shared address to: Jeffrey S. Marks, Assistant Secretary, FutureLink Corp., 2 South Pointe Drive, Lake Forest, California 92630, 949/672-3100.

                                 OTHER MATTERS

     The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

                                          By Order of the Board of Directors,

                                          /s/ JEFFREY S. MARKS
                                          --------------------------------------
                                          Jeffrey S. Marks
                                          Assistant Secretary

Lake Forest, California
April 30, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

INTRODUCTION

     The executive management of FutureLink Corp. (the "Company") is primarily responsible for the completeness and accuracy of the Company's financial reporting and the adequacy of its internal financial and operating controls. The Company's Board of Directors must oversee management's exercise of these responsibilities. To assist the Board, the Company has established, through its bylaws, an Audit Committee whose authority and responsibilities are described by this Audit Committee Charter (this "Charter").

PURPOSE

     This Charter is created in order to define the Audit Committee's objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Audit Committee members, management, and external and internal auditors a clear understanding of their respective roles. The Audit Committee and the Board of Directors will review and assess the adequacy of this Charter annually.

MISSION STATEMENT

     The purpose of the Audit Committee is to oversee the Company's financial reporting process, system of internal controls and audit process. In carrying out this purpose, the Committee will maintain and facilitate free and open communication between directors, independent auditors, internal auditors and the Company's financial management.

GENERAL GUIDELINES

  A. Size, Composition and Term of Appointment

     The Audit Committee shall consist of no fewer than three directors each of whom are independent of management and the Company. Each member shall be financially literate and at least one shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the Financial Accounting Standards Board ("FASB"), Securities and Exchange Commission ("SEC"), and the National Association of Securities Dealers ("NASD") or other regulatory body. The Board of Directors shall appoint the Audit Committee's Chairperson and members annually.

  B. Meetings

     The Committee will meet on a quarterly basis, prior to the release of earnings, and special meetings may be called when circumstances require.

  C. Oversight by the Board of Directors

     The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis. The Committee will perform all duties determined by the Board.

     Annually, the Board will determine that the Committee's members are independent, as defined by the relevant rules promulgated by FASB, the SEC and the NASD, and that the Committee has fulfilled its duties and responsibilities.

  D. Authority

     The Committee derives its authority from the By-Laws of the Company and is hereby given all resources and authority necessary to properly discharge its duties and responsibilities.

     The Committee acts on the Board's behalf in the matters outlined below.

  E. External Auditors

     The Committee, as representatives of the shareholders, has the ultimate authority to select, evaluate and, where appropriate, replace the independent public accountants, or to nominate the independent public accountants to be proposed for shareholder approval in the proxy statement. The Committee will consider management's recommendation of the appointment of the independent public accountants. The Committee will review with management the performance, appointment and/or termination of the independent public accountants.

     The Committee will ensure that the independent public accountants provide a formal written statement to the Committee setting forth all relationships between the independent public accountants and the Company, consistent with the Independence Standards Board Standard No. 1. The Committee will discuss with the independent public accountants any disclosed relationships or services which may impact the objectivity and independence of the independent public accountants. The Committee will take, or recommend that the full Board take, appropriate action to ensure the independence of the independent public accountants.

     The Committee will review with management and the independent public accountants the annual audit scope and approach, significant accounting policies, audit conclusions regarding significant accounting estimates/reserves, and proposed fee arrangements for ongoing and special projects.

     The Committee will review with management and the independent public accountants their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

     The Committee will review with management and the independent public accountants the Company's compliance with laws and regulations having to do with accounting and financial matters.

     The Committee and the Board of Directors should consider whether the independent public accountants should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have.

  F. Financial Statements

     The Committee will review with management and the independent public accountants, the Company's interim and year-end financial statements, including management's discussion and analysis, and audit findings (including any significant suggestions for improvements provided to management by the Internal Audit Director, if any, and the independent public accountants). Such review will include a discussion of significant adjustments recorded or adjustments passed and will conform with the requirements of SAS 61. Following such review, the Committee will recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.

     The Committee will request from financial management and the independent public accountants, a briefing on any significant accounting and reporting issues, including any changes in accounting standards or rules promulgated by the FASB, SEC or other applicable regulatory bodies, that have an effect on the financial statements.

     The Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements.

     The Committee will inquire of management and the independent public accountants if there were any significant financial accounting or reporting issues discussed during the accounting period and, if so, how they were resolved or if not resolved, inquire as to the disagreements.

     The members of the Committee will discuss among themselves, without management or the independent public accountants present, the quality of the accounting principles applied in the preparation of the Company's financial statements and significant judgments affecting the financial statements; and the independent public accountants' view of the quality of those principles and such judgments.

  G. Private Discussions with Independent Public Accountants

     The Committee will meet privately with the independent public accountants to request their opinion on various matters including the quality of the Company's accounting principles as applied in its financial reporting, and the quality and performance of its financial and accounting personnel and the internal audit staff.

     The Committee will also discuss privately with the independent public accountants any issues required from time to time by rules of the SEC, FASB and NASD or any other applicable agencies.

  H. Post-Audit Review

     The Committee will review with management and the independent public accountants the annual Management Letter comments and management's responses to each.

     The Committee will ask the independent public accountants what their greatest concerns were (including any serious difficulties encountered) and if they believe anything else should be discussed with the Committee that has not been raised or covered elsewhere.

  I. Litigation

     The Committee will discuss/review with management, company counsel, and the independent public accountants the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Company's financial statements.

  J. Other

     The Committee will review the internal audit function of the Company.

     The Committee will initiate the investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     The Committee will prepare a report for inclusion in the Company's proxy statement for its annual meeting of stockholders describing the activities in which it has engaged during the prior year pursuant to its charter. The report will address all issues then required by the rules of the SEC.

                                                                      APPENDIX B

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                FUTURELINK CORP.

     The undersigned, Howard E. Taylor, hereby certifies as follows:

          1. He is the duly elected, qualified and acting President of FutureLink Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation").

          2. Article IV of the Certificate of Incorporation is hereby amended by the addition of the following provision:

     "Simultaneously with the effective date of this Certificate of Amendment, each seven shares of Common Stock issued and outstanding immediately prior to the effective date of the filing of this Certificate of Amendment to the Corporation's Certificate of Incorporation is hereby combined, converted, reclassified and changed into one fully paid and nonassessable share of Common Stock, $0.0001 par value, of the Corporation, and each holder of record of a certificate for seven or more shares of Common Stock as of the close of business on the effective date of the filing of this Certificate of Amendment to the Corporation's Certificate of Incorporation shall be entitled to receive, as soon as practicable, upon surrender of such certificate, a certificate or certificates representing one share of Common Stock for each seven shares of Common Stock represented by the certificate of such holder, and any fractional shares resulting will be rounded up to the next whole share. Until such time as the certificates representing the Common Stock to be reverse split pursuant hereto shall have been surrendered, the certificates representing the Common Stock shall represent the shares of Common Stock issuable upon the reverse stock split of such Common Stock."

          3. The amendment set forth herein has been duly approved and adopted by the Board of Directors of this Corporation.

          4. The necessary number of issued and outstanding shares of capital stock of the Corporation required by statute were voted in favor of the amendment.

          5. Such amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, FutureLink Corp. has caused this certificate to be
signed by Howard E. Taylor, its President, this      day of June, 2001.

                                          Howard E. Taylor,
                                          President and Chief Executive Officer

PROXY                                                                      PROXY

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                                FUTURELINK CORP.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of FutureLink Corp., a Delaware corporation (the "Company"), hereby appoints Howard E. Taylor, James J. Sullivan, either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 8, 2001, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on April 20, 2001, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSALS 2 AND 3, FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

        (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)


--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                FUTURELINK CORP.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE LISTED NOMINEES AND THE PROPOSAL HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED AND "FOR" THE LISTED PROPOSAL.

                                                                                   For All
                                                                                    Except
1.      ELECTION OF DIRECTORS:                                                        as
                                                                                   Indicated
                                                                  For   Withhold    to the
                                                                  All      All     Contrary
                                                                  ---      ---     --------
Nominees for election to the Board of Directors:
     Harold S. Blue, F. Bryson Farrill,  Marshall S. Geller,      [ ]      [ ]       [ ]
     Glen C. Holmes, Philip R. Ladouceur, James P. McNiel,
     Gerald A. Poch and Howard E. Taylor

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
NOMINEE, WRITE THE NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

---------------------------------------------------------------

 2.  REVERSE STOCK SPLIT                                                         For    Against   Abstain
                                                                                 ---    -------   -------

Proposal to approve an amendment to the Company's Certificate of                 [ ]      [ ]       [ ]
Incorporation to effect a reverse stock split of all issued and outstanding shares of the Company's common stock, whereby each seven share of common stock would be combined, converted and changed into one share of common stock.

3.   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS          For    Against   Abstain
                                                                  ---    -------   -------
Proposal to ratify the Company's appointment of Ernst             [ ]      [ ]       [ ]
& Young LLP as the Company's independent auditors.
The proxies are authorized to vote in their discretion upon
such other business as may properly come before the meeting.

                                            I PLAN TO ATTEND THE MEETING     [ ]

                                               Please date this Proxy and sign
                                            exactly as your name appears hereon.
                                            When signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give your full title. If
                                            there is more than one trustee, all
                                            should sign. All joint owners should
                                            sign.


                                            ------------------------------------
                                            Signature

                                            Dated: ______________________ , 2001


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